Exhibit 21.1

RESTAURANT BRANDS INTERNATIONAL INC.
List of Subsidiaries

Canada
Restaurant Brands International Limited Partnership
8997896 Canada Inc.
1013414 B.C. Unlimited Liability Company
1013421 B.C. Unlimited Liability Company
1011778 B.C. Unlimited Liability Company
1014369 B.C. Unlimited Liability Company
1019334 B.C. Unlimited Liability Company
1024670 B.C. Unlimited Liability Company
1028539 B.C. Unlimited Liability Company
TDLdd Holdings ULC
TDLrr Holdings ULC
1029261 B.C. Unlimited Liability Company
BK Canada Service ULC
1057639 B.C. Unlimited Liability Company
1057772 B.C. Unlimited Liability Company
1057837 B.C. Unlimited Liability Company
1112068 B.C. Unlimited Liability Company
1112090 B.C. Unlimited Liability Company
1112097 B.C. Unlimited Liability Company
1112100 B.C. Unlimited Liability Company
1112104 B.C. Unlimited Liability Company
1112106 B.C. Unlimited Liability Company
BC12Sub-Orange Holdings ULC
RB OCS Holdings ULC
RB Timbit Holdings ULC
RB Crispy Chicken Holdings ULC
RB Iced Capp Holdings ULC
SBFD Subco ULC
Lax Holdings ULC
Pie 1 Limited Partnership
Pie 2 Limited Partnership
Pie 3 Limited Partnership
Pie 4 Limited Partnership
Burger King Canada Holdings Inc.
GPAir Limited
Grange Castle Holdings Limited
Orange Group International, Inc.
PLK Enterprises of Canada, Inc.
The TDL Group Corp.
Tim Hortons Advertising and Promotion Fund (Canada) Inc.
Restaurant Brands Holdings Corporation
Tim Hortons Canadian IP Holdings Corporation
12-2019 Holdings ULC
12ZZ Holdings ULC
2097A Holdings ULC
2097AA Holdings ULC
2097B Holdings ULC
LDTA Holdings ULC
LDTAA Holdings ULC
LDTC Holdings ULC
RBHZZ Holdings ULC
RBIZZ Holdings ULC
ZN1 Holdings ULC
ZN2 Holdings ULC
ZN3 Holdings ULC
ZN4 Holdings ULC
ZN5 Holdings ULC
ZN6 Holdings ULC

Canada
ZN7 Holdings ULC
ZN8 Holdings ULC
ZN9 Holdings ULC
ZN19TDL Holdings ULC
ZNA Holdings ULC
12KR Holdings ULC
12KRR Holdings ULC
KR1 Holdings ULC
KR2 Holdings ULC
KR3 Holdings ULC
KR4 Holdings ULC
KR5 Holdings ULC
KR6 Holdings ULC
KR7 Holdings ULC
KR8 Holdings ULC
KR9 Holdings ULC
KR19TDL Holdings ULC
PBB Holdings ULC
BC12 Limited Partnership
BC12P Limited Partnership
2097P Limited Partnership
LDTB Limited Partnership
P2019 Limited Partnership

Argentina
BK Argentina Servicios, S.A.

Brazil
Burger King du Brasil Assessoria a Restaurantes Ltda.

China
BK (Shanghai) Business Information Consulting Co., Ltd.
Burger King (Shanghai) Commercial Consulting Co. Ltd.

Germany
Burger King Beteiligungs GmbH

Luxembourg
Burger King (Luxembourg) 2 S.a.r.l.
Burger King (Luxembourg) 3 S.a.r.l.
Burger King (Luxembourg) S.a.r.l.
Orange Lux S.a.r.l.
TH Luxembourg S.a.r.l.
Restaurant Brands Lux S.a.r.l.

Mexico
Adminstracion de Comidas Rapidas, SA de CV
BK Comida Rapida, S. de R.L. de C.V.
BK Servicios de Comida Rapida, S. de R.L. de C.V.

Netherlands
Burger King Nederland Services B.V.

Singapore
BK AsiaPac, Pte. Ltd.
PLK APAC Pte. Ltd.

South Africa
Burger King South Africa Holdings (Pty) Ltd.

Spain
Burger King General Service Company, S.L.

Switzerland
Burger King Europe GmbH
Tim Hortons Restaurants International GmbH
Restaurant Brands Switzerland GmbH
PLK Europe GmbH

United Kingdom
BurgerKing Ltd.
Burger King (United Kingdom) Ltd.
BK (UK) Company Limited
Huckleberry’s Ltd.

Uruguay
Jolick Trading, S.A.

U.S.A.
BCp-sub, LLC
BK Acquisition, Inc.
BK Whopper Bar, LLC
Blue Holdco 1, LLC
Blue Holdco 2, LLC
Blue Holdco 3, LLC
Blue Holdco 440, LLC
Blue Holdco aka7, LLC
Blue Holdco aka 8, LLC
Burger King Capital Finance, Inc.
Burger King Corporation
Burger King Holdings, Inc.
Burger King Interamerica, LLC
Burger King Worldwide, Inc.
LLCxox, LLC
New Red Finance Inc.
Orange Group, Inc.
Orange Intermediate, LLC
Popeyes Louisiana Kitchen, Inc.
SBFD Holding Co.
SBFD Beta, LLC
SBFD, LLC
Tim Donut U.S. Limited, Inc.
Tim Hortons USA Inc.
Tim Hortons (New England), Inc.
The Tim’s National Advertising Program, Inc.
Restaurant Brands International US Services LLC
BC3-A, LLC
BKHS-A, LLC
BKC-IP, LLC
LLC440-A, LLC
LLC-K4, LLC
LLC-K5, LLC
LLC-KZZ, LLC
LLC-QQ, LLC
LLC-QZ, LLC